EXHIBIT 10.36
INDEMNIFICATION AGREEMENT
     THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is entered into as of this                      day of                     , 2006, between GEVITY HR, INC., a Florida corporation (the “Company”), and                                         , an individual resident of the State of                      (“Indemnitee”).
     WHEREAS, the Third Articles of Amendment and Restatement of the Articles of Incorporation of the Company (the “Articles”) and Section 607.0850(7) (Indemnification of Officers, Directors, Employees and Agents) of the Florida Business Corporation Act, as amended (the “FBCA”), by their nonexclusive nature, permit the Company to enter into contracts between the Company and the directors and officers of the Company with respect to indemnification and reimbursement of related expenses of such directors and officers;
     WHEREAS, this Agreement is a supplement to the provisions of the FBCA and the Articles and any resolutions adopted pursuant thereto and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder;
     WHEREAS, Indemnitee performs a valuable service for the Company, the Company desires to provide Indemnitee with specific contractual assurance of his or her rights to full indemnification against litigation risks and expenses associated with their service as a director or officer of the Company and in other related capacities regardless of, among other things, any amendment to or revocation of the Articles, the Third Amended and Restated Bylaws of the Company (the “Bylaws”) or any change in the ownership of the Company or in the composition of the Board, the Company desires to enter into this Agreement with Indemnitee; and
     WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings set forth in Section 14;
     NOW, THEREFORE, in consideration of Indemnitee’s service, or continued service, as a director or officer of the Company after the date hereof, the parties hereto agree as follows:
     1. Right to Indemnification.
     (a) Indemnification in Proceedings Other Than Those By or in the Right of the Company. Subject to this Section and Section 2, the Company shall indemnify and hold harmless Indemnitee from and against any and all Liabilities in any Proceeding to which Indemnitee was or is a party or is threatened to be made a party or was or is a witness or participates or may participate in by reason of Indemnitee’s Corporate Status or by reason of action taken or not taken by Indemnitee in any such capacity or capacities, provided that, Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company or, with respect to any criminal action or proceeding, had no reasonable cause to believe that Indemnitee’s conduct was unlawful.

     (b) Indemnification in Proceedings By or in the Right of the Company. Subject to this Section and Section 2, the Company shall indemnify and hold harmless Indemnitee from and against any and all Liabilities in any Proceeding by or in the right of the Company to procure a judgment in its favor, whether civil, criminal, administrative or investigative, and to which Indemnitee was or is a party or is threatened to be made a party or was or is a witness or participant or may participate in by reason of the fact of Indemnitee’s Corporate Status or by reason of any action taken or not taken by Indemnitee in any such capacity or capacities, provided that, (i) Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company, (ii) indemnification for amounts paid in settlement shall not exceed the estimated expense of litigating the Proceeding to conclusion and (iii) no indemnification shall be made under this Section in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable unless, and only to the extent that, the court in which such Proceeding was brought (or any other court of competent jurisdiction), shall determine upon application that, despite the adjudication of any such liability but in view of all of the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
     (c) Bases for Determining Indemnitee Not Entitled to Indemnification. Notwithstanding the foregoing, Indemitee shall not be entitled to indemnification pursuant to this Agreement:
     (1) if (i) a judgment or other final adjudication in a Proceeding (as to which all rights of appeal therefrom have been exhausted or lapsed) establishes that Indemnitee’s actions, or omissions to act, were material to the cause of action in such Proceeding and constitutes or constituted (a) a violation of criminal law, unless Indemnitee had reasonable cause to believe his conduct was lawful or no reason to believe it was unlawful, (b) a transaction from which Indemnitee derived an improper personal benefit, (c) a circumstance under which the liability provisions of Section 607.0834 of the FBCA are applicable (in the case of a director only), or (d) willful misconduct or conscious disregard of the Company’s best interest in a proceeding by or in the right of the Company or a shareholder of the Company or (ii) such indemnification or advancement of expenses is prohibited by law; and
     (2) in connection with a Proceeding initiated by Indemnitee (other than in a Corporate Status capacity) against the Company or any director or officer of the Company unless the Company has joined in or consented in writing to the initiation of such action.
     (d) Non-exclusive Criteria for Determining Good Faith. Indemnitee shall be deemed to have acted in good faith if such person acted in reliance (i) on information, opinions, reports or statements, including financial statements and other financial data, prepared or presented by one or more officers or employees of the Company whom Indemnitee reasonably believed to be reliable and competent in the matters presented, legal counsel, public accountants or other person as to matters Indemnitee reasonably believed are within the persons’ professional or expert competence or a committee of the Board of which he or she is not a member if Indemnitee reasonably believes the committee merits confidence, (ii) otherwise, on the advice of legal counsel, independent certified public accountant or by an appraiser or other expert of the

Company or (iii) a committee of the Board on which Indemnitee does not serve if Indemnitee reasonably believes such committee merits confidence. A person who acted in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in good faith. The knowledge or actions, or failure to act, of any director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. The termination of any Proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Company, or, with respect to a criminal Proceeding, that Indemnitee had reasonable cause to believe his or her conduct was unlawful. To avoid ambiguity, this paragraph contains a non-exclusive list of criteria regarding whether Indemnitee acted in good faith; the person determining Indemnitee rights under this Agreement may find other facts and circumstances upon which to conclude that Indemnitee acted in good faith, including by reference to Section 607.0830 (General Standards of Directors) of the FBCA.
     (e) Right to Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Liabilities, but not for the total amount thereof, the Company shall indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.
     (f) No Implied Rights, etc. Indemnitee may, at any time and for any reason, resign from any position he or she currently holds with the Company (subject to any other contractual obligation or any obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue to employ Indemnitee in any such position or have Indemnitee serve as a director, as the case may be, and this Agreement shall no longer apply for the benefit of Indemnitee with respect to any future Proceeding unless it relates to Indemnitee’s service to the Company in his or her Corporate Status as contemplated by Section 13. This Agreement shall not be deemed an employment contract between Indemnitee and the Company.
     2. Procedures for Determination of Entitlement to Indemnification.
     (a) Indemnitee Submission; Notice. In order to be indemnified under this Agreement, Indemnitee shall submit to the Company a written request therefor in form reasonably satisfactory to the Company, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary, in the Company’s opinion, to determine whether and to what extent Indemnitee is entitled to indemnification under this Agreement. In addition, Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder; provided that, the failure to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the Company.

     (b) Notice to Board of Directors. The General Counsel of the Company (or in the absence of the General Counsel, the Corporate Secretary of the Company) shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors of the Company (the “Board”) in writing that Indemnitee has requested indemnification.
     (c) Basis for Determination of Entitlement to Indemnification. The determination of Indemnitee’s entitlement to indemnification under Sections 1 and 2, unless pursuant to a determination by a court, shall be made by the Company only as authorized in the specific case upon a determination that indemnification of Indemnitee is proper in the circumstances because he or she has met the applicable standards of conduct set forth in Section 1.
     (d) Persons Making Determination. Such determination as to whether Indemnitee is entitled to indemnification under this Agreement shall be made by the following person(s):
     (1) If a Change of Control has not occurred:
     (A) by the Board by a majority vote of a quorum of Disinterested Directors;
     (B) if such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the Board (in which all directors may participate) consisting solely of two or more directors not at the time parties to the Proceeding;
     (C) by Independent Counsel selected in the manner prescribed in subsection 2(d)(3); or
     (D) by the shareholders of the Company by a majority vote of a quorum consisting of shareholders were not parties to the Proceeding or, if not such quorum is obtainable, by a majority vote of shareholders who were not parties to such Proceeding.
     (2) If a Change of Control has occurred, by Independent Counsel in a written opinion to the Company and Indemnitee.
     (3) For purposes of this subsection 2(c), an Independent Counsel shall be (A) nominated by Indemnitee and selected by the Board as prescribed in clause (1)(A) above or (B) by the committee as prescribed in clause (1)(B) above or (C), if a quorum of the directors cannot be obtained for clause (1)(A) and the committee cannot be designated under clause (1)(B), selected by majority vote of the full Board (in which directors who are parties to the Proceeding may participate), or (D) by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such Proceeding, or if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding; provided, however, if Indemnitee fails to nominate Independent Counsel within 10 business days following written request by the Company to do so, the Board may select Independent Counsel without a nomination by Indemnitee.

     To be eligible for nomination, the “Independent Counsel” must be a law firm, or a member of a law firm, that is experienced in matters of corporation law and that neither presently is, nor in the past five years has been, retained to represent any of the following: (i) the Company or Indemnitee in any matter material to either such party or any affiliates (as such term is defined in Rule 405 under the Securities Act of 1933, as amended) of the Company (whether or not they were affiliates when services were so performed), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.
     (e) Consequences of Delay. If the person(s) empowered or selected under Section 2(c) to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 30 days after receipt by the Company of the request therefor, Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 30 day period may be extended for up to an additional 30 days, if the person(s), making the determination in good faith requests such additional time for the obtaining or evaluating documentation and/or information relating thereto; and provided, further, that the foregoing provisions shall not apply if the determination is to be made by the shareholders pursuant to Section 2(d)(1)(D) of this Agreement.
     (f) Indemnitee Cooperation; Indemnitee Access. Indemnitee shall cooperate with the person, persons or entity making such to determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity, upon reasonable request made in advance, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to make such determination. The Company shall afford to Indemnitee and Indemnitee’s representatives ample opportunity to present evidence of the facts upon which Indemnitee relies for indemnification, reimbursement or advancement together with other information relating to any requested determination.
     (g) Interpretation in Case of FBCA Amendment. In the event the procedures for determination of entitlement to indemnification as currently set forth in the FBCA are amended to create any material inconsistency between such procedures in the FBCA and the procedures set forth herein, the procedures set forth herein shall also be deemed to be amended in the same manner to the extent necessary to remove the inconsistency without any further action on the part of the Company or Indemnitee. To the extent that a change in the FBCA permits greater indemnification or advancement of Expenses than would be afforded currently under the FBCA, this Agreement shall also be deemed to be amended in the same manner to the extent necessary to afford Indemnitee the greater benefits of such change without any further action on the part of the Company or Indemnitee.

     (h) Presumption in Favor of Indemnification. In making a determination of entitlement to indemnification under this Agreement, as a matter of intent and to assist in any interpretation of the meaning of this Agreement, it shall be presumed that indemnification is permissible unless clearly precluded by this Agreement or the applicable provisions of the FBCA, and the Company shall, to the fullest extent permitted by applicable law, have the burden to overcome that presumption.
     3. Right to Advancement of Expenses.
     (a) General Right to Advancement of Expenses; Company Right to Reimbursement. The Company shall pay, in cash, Expenses incurred by Indemnitee in investigating, defending, settling or appealing, or being or preparing to be a witness in, any Proceeding in advance of the final disposition of such Proceeding, without the need for any action or decision by the Board, within 5 business days after Indemnitee has complied with Section 4. If, and to the extent that the Company determines pursuant to Sections 1 and 2 that Indemnitee would not be permitted to be indemnified under the FBCA or other applicable law, the Company shall be reimbursed, within 30 days after notice by the Company of such determination, by Indemnitee for all such amounts previously paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under this Agreement, the FBCA or other applicable law, as contemplated by Section 5, any determination made by the Company pursuant to Section 2 that Indemnitee may not be indemnified under this Agreement shall not be binding and Indemnitee shall not be required to reimburse the Company for any advance of Expenses until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).
     (b) Right to Advancement of Expenses in Successful and Partially Successful Proceedings. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a party to and is successful on the merits or otherwise in any Proceeding, he or she shall be reimbursed for Expenses incurred by him or her in connection with the Proceeding, without any action, decision or determination in accordance with Section 5 and without having to meet any applicable standard of conduct contemplated by this Agreement. If Indemnitee is not wholly successful in such Proceeding but is successful on the merits or otherwise as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section, the term “successful on the merits or otherwise” shall include, but not be limited to, (i) any termination, withdrawal, or dismissal (with or without prejudice) of any proceeding against Indemnitee or (ii) the expiration of 120 days after the making of any claim or threat of a Proceeding without the institution of the same and without any promise or payment made to induce a settlement.
     (c) Right to Advancement of Expenses in Connection with Requests for Indemnification. Any Expenses incurred by Indemnitee in connection with Indemnitee’s request for indemnification under Section 4 and advancement of Expenses or enforcement of rights under Sections 4 and 5 shall be borne by the Company regardless of the outcome of the determination of Indemnitee’s entitlement to indemnification and advancement of Expenses.

     (d) Right to Advancement of Expenses in Connection with Enforcement. In the event that Indemnitee, pursuant to Section 5, seeks an interpretation or judicial adjudication of his rights under, or to recover damages for breach of this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the Company, the Company shall pay on his behalf, in advance, any and all Expenses with respect to such adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery.
     (e) Right to Advancement of Expenses as a Witness. Notwithstanding the other provisions of this Agreement, to the extent that Indemnitee has served on behalf of the Company as a witness or other participant in any Proceeding, Indemnitee shall be indemnified against all Expenses in connection therewith regardless of whether or not Indemnitee has met the applicable standards of Section 1 and without any determination pursuant to Section 2.
     4. Procedures for Advancement of Expenses. In order to seek the advancement of Expenses under this Agreement, Indemnitee shall submit to the Company a written request in form reasonably satisfactory to the Company, including therein or therewith such documentation and information regarding such Expenses as is reasonably available to Indemnitee and is reasonably necessary, in the Company’s opinion, to determine whether and to what extent Indemnitee is entitled to such advancement, including (a) a written affirmation of such person’s belief that he or she has acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, or, with respect to a criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful or that the Proceeding involves conduct for which liability has been eliminated under a provision of the Articles as authorized by Section 607.0831 of the FBCA (Liability of Directors), and (b) a written undertaking to repay any advances if it is ultimately determined that he is not entitled to indemnification under this Agreement or under the FBCA, which undertaking must be an unlimited general obligation of Indemnitee but need not be secured and may be accepted without reference to the financial ability of Indemnitee to make repayment.
     5. Enforcement Rights of Indemnitee.
     (a) Right to Seek Adjudication. If (i) a determination is made pursuant to Section 2 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) the Company fails to advance Expenses or advancement Expenses is not timely made pursuant to Sections 4 and 5 of this Agreement or (iii) payment of indemnification is not made within 15 business days after a determination has been made that Indemnitee is entitled to indemnification or such determination is made or is deemed to have been made pursuant to Section 2 of this Agreement, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Florida, or in any other court of competent jurisdiction, of his or her entitlement to such indemnification or advancement of Expenses under Section 607.0850(9) of the FBCA. Alternatively, Indemnitee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such action seeking an adjudication or an arbitration award within 270 days following the date on which Indemnitee first has the right to commence such action pursuant to this Section. The Company shall not oppose Indemnitee’s right to seek any such adjudication or arbitration.

     (b) Specific Performance. The parties recognize that if any provision of this Agreement is violated by the Company, Indemnitee may be without an adequate remedy at law. Accordingly, in the event of any such violation, Indemnitee shall be entitled, if Indemnitee so elects, to institute proceedings, either in law or at equity, to obtain damages, to enforce specific performance, to enjoin such violation, or to obtain any relief or any combination of the foregoing as Indemnitee may elect to pursue.
     (c) Company to be Bound by Adjudication. If a determination shall have been made pursuant to Section 2 that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section, absent a prohibition of such indemnification under Sections 607.0850(1), 607.0850(2) or 607.0850(7) of the FBCA (Indemnification of Officers, Directors, Employees and Agents) or other applicable law. In addition, the Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 5 that the procedures and presumptions set forth in this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.
     6. Non-Exclusivity. The rights of indemnification and advancement of Expenses provided by this Agreement are not exclusive, and not in lieu of, any other rights to which Indemnitee may at any time be entitled under the FBCA, other applicable law, the Articles, or any agreement, any vote of shareholders or a resolution of directors or otherwise. Except as required by the FBCA or other applicable law, the Company shall not adopt any amendment to its Articles or Bylaws, the effect of which would be to deny, diminish or encumber Indemnitee’s right to indemnification or advancement of Expenses under this Agreement. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.
     7. Director and Officer Liability Insurance. The Company shall maintain directors’ and officers’ liability insurance for so long as Indemnitee’s services are covered hereunder, to the extent that such insurance is available on a commercially reasonable basis. In the event the Company maintains directors’ and officers’ liability insurance, Indemnitee shall be named as an insured in such manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s officers or directors. The Company agrees that the provisions hereof shall remain in effect regardless of whether liability or other insurance coverage is at any time obtained or retained by the Company, except that any payments made to, or on behalf of, Indemnitee under an insurance policy shall reduce the obligations of the Company hereunder.
     8. Subrogation; Duplication of Payment. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee. Following receipt of indemnification payments hereunder, as further assurance, Indemnitee shall execute all papers required and take all action reasonably necessary to secure such rights, including execution of such documents as are reasonably necessary to enable the Company to bring suit to enforce such rights. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.
     9. Defense of Claims. The Company shall be entitled to participate in the defense of any Proceeding to which Indemnitee is a party by reason of his or her Corporate Status or to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee, provided, however, if Indemnitee concludes that (a) the use of counsel chosen by the Company to represent Indemnitee would likely present such counsel with an actual or potential conflict, (b) the named parties in the Proceeding include both Indemnitee and the Company and Indemnitee concludes that there may be one or more legal defenses available to him or her that are different from or in addition to those available to the Company or (c) any such representation by counsel would be precluded under the applicable standards of conduct then prevailing, then Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel) at the Company’s expense. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company’s prior written consent. The Company shall not, without the prior written consent of Indemnitee, effect any settlement of any Proceeding to which Indemnitee is a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of Indemnitee from all liability on any claims that are the subject matter of the Proceeding. Neither the Company nor Indemnitee shall unreasonably withhold its consent to any proposed settlement; provided, however, that Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of Indemnitee.
     10. Spousal Indemnification. The Company will indemnify Indemnitee’s spouse to whom Indemnitee is legally married at any time Indemnitee is covered under this Agreement (even if Indemnitee did not remain married to such person during the entire period of coverage) against any Proceeding for the same period, to the same extent and subject to the same standards, limitations, obligations and conditions under which Indemnitee is provided indemnification herein, if Indemnitee’s spouse (or former spouse) becomes involved in a Proceeding solely by reason of such Person’s status as Indemnitee’s spouse, including, without limitation, any Proceeding that seeks damages recoverable from marital community property, jointly-owned property or property purported to have been transferred from Indemnitee to his/her spouse (or former spouse). Indemnitee’s spouse or former spouse also may be entitled to advancement of Expenses to the same extent that Indemnitee is entitled to advancement of Expenses herein. The Company may maintain insurance to cover its obligation hereunder with respect to Indemnitee’s spouse (or former spouse) or set aside assets in a trust or escrow fund for that purpose.
     11. Contribution. Subject to applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount of Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with any Proceeding, in such proportion as is deemed fair and reasonable in light of all of the circumstances to reflect the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are or may be jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction or event(s) from which such action, suit or proceeding arose;

provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officer, directors or employees of the Company other than Indemnitee who are or may be are jointly liable with Indemnitee (or would be joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which the law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall by determined by reference to, among other thing, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive. In addition, the Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.
     12. Nondisclosure of Payments. Except as required by law, neither party shall disclose any payments under this Agreement unless prior approval of the other party is obtained. Any payments to Indemnitee that must be disclosed shall, unless otherwise required by law, be described only in Company proxy or information statements relating to special and/or annual meetings of the Company’s shareholders, and the Company shall afford Indemnitee the reasonable opportunity to review all such disclosures and, if requested, to explain in such statement any mitigating circumstances regarding the events reported.
     13. Retroactive Effect; Duration of Agreement. This Agreement, including the obligations of the Company to indemnify Indemnitee, shall be deemed to have become effective upon the date that Indemnitee first became a director or officer of the Company and shall survive regardless of the termination of Indemnitee’s Corporate Status; provided, however, that this Agreement shall only be in effect for the benefit of Indemnitee in his or her role as defined under “Corporate Status.”
     14. Definitions. For purposes of this Agreement:
     (a) “Change of Control” means (1) an acquisition by a person of beneficial ownership of 20% or more of the combined voting power of the Company’s then outstanding voting securities, provided that any such securities acquired directly from the Company shall be excluded from the determination of such person’s beneficial ownership (but shall be included in calculating total outstanding securities); (2) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or who election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (3) approval by the shareholders of the Company of (i) a merger or consolidation involving the Company if the shareholders of the Company, immediately before such merger or consolidation, do not own, immediately following such merger or consolidation, more than 75% of the combined voting power of the outstanding voting securities of the resulting corporation in substantially the same proportion as their ownership of voting securities immediately before such merger or consolidation or (ii) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company; or (4) there occurs any event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended, regardless of whether the Company is then subject to such reporting requirement. Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because 20% or more of the then outstanding voting securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the shareholders of the Company in the same proportion as their ownership of shares in the Company immediately prior to such acquisition.
     (b) “Corporate Status” describes the status of a person who is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. Corporate Status also described a person’s service in connection with an employee benefit plan at the Company’s request if his duties to the Company also imposes duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. Corporate Status includes, in reference to a particular person unless the context requires otherwise, the estate or personal representative of such person.
     (c) “Disinterested Director” means a director who is not (1) a party to the Proceeding, or (2) an individual who is a party to a Proceeding having a familial, financial, professional, or employment relationship with the director or whose indemnification or advance for Expenses is the subject of the decision being made with respect to the Proceeding, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director’s judgment when voting on the decision being made.
     (d) “Expenses” include the direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements and other out-of-pocket costs) actually and reasonably incurred by Indemnitee in connection with the investigation, defense, or appeal of a Proceeding or establishing a right to indemnification under this Agreement (including in connection with the interpretation, enforcement, or defense of Indemnitee’s rights under this Agreement), the FBCA or otherwise, and those Expenses incurred in connection with a premium, security for, and other costs related to any bond.
     (e) “Liabilities” means any and all claims, damages, expenses, costs (including attorneys’ fees and costs of other professionals), judgments, penalties, fines (including excise taxes assessed with respect to an employee benefit plan), settlement and all other liabilities incurred or paid by Indemnitee in connection with the investigation, defense, prosecution, settlement or appeal of, or being or preparing to be a witness in, or participating in, any Proceeding.
     (f) “Proceeding” means any threatened, pending, or completed action, suit, proceeding, or alternative dispute resolution mechanism, including discovery, whether civil,

criminal, administrative, arbitrative, or investigative, whether formal or informal, whether brought in the right of the Company or otherwise, and including, but not limited to, any action brought under the federal securities laws or any appeal from any of the above proceedings.
     15. Miscellaneous.
     (a) Successors and Binding Agreement. The Company shall require any successor to the business of the Company or all or substantially all assets of the Company, by agreement in form and substance satisfactory to Indemnitee and his or her counsel, to expressly assume this Agreement and its obligations in their entirety. This Agreement shall be binding upon and inure to the benefit of the parties hereto any successor or assign of the Company and any assigns, spouses, heirs, executors, administrators and personnel or legal representatives of Indemnitee. This Agreement is personal in nature and neither of the parties hereto shall, without the prior written consent of the other, assign or delegate this Agreement or any rights or obligations hereunder except as expressly provided in this Section.
     (b) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.
     (c) Severability. If any provision or provisions of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, illegal or otherwise unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; and (ii) to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by this section.
     (d) Modification and Waiver. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
     (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.
     (f) Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.
     (g) Governing Law; Jurisdiction; Waiver of Jury. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida. The Company and Indemnitee each hereby irrevocably consent to the non-exclusive jurisdiction of the courts of the State of Florida for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of Florida. The parties hereby waive any objection to the laying of venue in the courts of the State of Florida.
     (h) Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:
If to Indemnitee, to:
_____________________
_____________________
_____________________
If to the Company, to:
Gevity HR, Inc.
9000 Town Center Parkway
Bradenton, Florida 34202
Attention: General Counsel
or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

GEVITY HR, INC.

By:

Name:

Title:

[DIRECTOR OR OFFICER]

By:

Name:

Address: